UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2020
AMERICAN SOFTWARE, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number 000-12456

Georgia	58-1098795
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

 470 East Paces Ferry Road, NE, Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 261-4381
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
⃞    Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

As part of its review of the corporate governance policies of American Software, Inc. (the “Company”), the Company’s Board of Directors adopted certain amendments to the Company's Code of Business Conduct and Ethic (the “Code”), effective May 20, 2020. The Code is applicable to all Company employees, officers, and directors of the Company and its subsidiaries.
The Code was revised to (i) better address applicable law and regulatory guidance, (ii) provide additional clarity on acceptable and unacceptable behaviors and actions, and (iii) make other technical, administrative, and non-substantive amendments.
The foregoing description of the Code is subject to, and qualified in its entirety by, the full text of the amended Code, which is incorporated herein by reference as Exhibit 14.1 to this Current Report on Form 8-K, and is also available on the Company’s website at www.amsoftware.com/corporate-governance.

ITEM 9.01    EXHIBITS
(d)    Exhibits
Exhibit Number        Title
14.1                Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2020		AMERICAN SOFTWARE, INC.

(Registrant)

	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer